Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES EARNINGS FROM CONTINUING OPERATIONS OF $0.52 PER DILUTED SHARE AND CONSOLIDATED EARNINGS OF $0.39 PER DILUTED SHARE FOR THE SECOND QUARTER 2009

Global Markets reported second quarter 2009 revenues of $310.1 million, a 67% increase from second quarter 2008 revenues of $185.6 million, driven by quantitative equity trading, global institutional fixed income and U.S. institutional equities sales and trading

Global Markets reported second quarter 2009 pre-tax GAAP income of $92.9 million, a 44% increase from second quarter 2008 pre-tax GAAP income of $64.4 million, and achieved pre-tax margins of 30% despite ongoing investments in new talent, geographic and asset class expansion, and infrastructure

In Discontinued Operations, Asset Management recorded additional pre-tax wind-down costs of $19 million in the second quarter 2009

JERSEY CITY, New Jersey (July 22, 2009) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported earnings from continuing operations of $48.0 million, or $0.52 per diluted share, and a loss from discontinued operations, net of tax, of $12.5 million, or $0.13 loss per diluted share. On a consolidated basis, the company reported earnings of $35.5 million, or $0.39 per diluted share, for the second quarter of 2009.

During the second quarter 2009, Knight recorded a pre-tax benefit of $13.1 million related to an adjustment of a previously recognized lease loss with respect to the company’s headquarters at 545 Washington Boulevard in Jersey City, New Jersey. The benefit reflects management’s decision to build out and occupy the space based on expected growth. Excluding the $13.1 million lease loss benefit during the second quarter of 2009, pre-tax earnings from continuing operations were $67.8 million.

For the second quarter of 2008, the company reported earnings from continuing operations of $34.3 million, or $0.37 per diluted share, and a loss from discontinued operations, net of tax, of $4.8 million, or $0.05 loss per diluted share. On a consolidated basis, the company reported earnings of $29.4 million, or $0.32 per diluted share for the second quarter of 2008.

Revenues from continuing operations for the second quarter of 2009 were $313.9 million, compared to $189.8 million from continuing operations for the second quarter of 2008.

“Knight’s strong financial results in the second quarter were due to further market share gains in equities and the continued execution of our multi-asset class strategy, especially the expansion in fixed income,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Equity trade volumes and revenues from both institutional and broker-dealer clients rose in an industry environment marked by increasing competition and downward pressure on margins. In institutional fixed income, Knight added products, talent and new clients. During the second quarter, we made additional investments in Europe and the Asia-Pacific region to drive future growth.”

“Continuing operations” includes the company’s Global Markets and Corporate operating segments. Amounts reported as “Discontinued operations” include the company’s Asset Management segment, which, on March 31, 2009, closed the sale of substantially all of Deephaven’s assets to affiliates of Stark & Roth, Inc. As of that date, Deephaven was replaced as the investment adviser for the Deephaven funds and the company exited from the Asset Management business.

	Q2 2009	Q2 2008
Revenues ($ thousands)	313,867	189,792
Income from continuing operations, net of tax ($ thousands)	47,958	34,255
Loss from discontinued operations, net of tax ($ thousands)	(12,460)	(4,844)
Net income ($ thousands)	35,498	29,411
Diluted EPS from continuing operations ($)	0.52	0.37
Diluted EPS from discontinued operations ($)	(0.13)	(0.05)
Average daily U.S. equity dollar value traded ($ billions)	23.1	17.3
Average daily U.S. equity trades (thousands)	4,190.2	1,850.2
Nasdaq and Listed equity shares traded (billions)	100.0	34.8
OTC Bulletin Board and Pink Sheet shares traded (billions)	447.8	206.1
Average revenue capture per U.S. equity dollar value traded (bps)	1.5	1.3

	YTD 2009	YTD 2008
Revenues ($ thousands)	559,221	383,770
Income from continuing operations, net of tax ($ thousands)	77,840	69,352
Loss from discontinued operations, net of tax ($ thousands)	(32,975)	(7,438)
Net income ($ thousands)	44,865	61,914
Diluted EPS from continuing operations ($)	0.85	0.75
Diluted EPS from discontinued operations ($)	(0.36)	(0.08)
Average daily U.S. equity dollar value traded ($ billions)	21.5	17.0
Average daily U.S. equity trades (thousands)	4,019.1	1,804.1
Nasdaq and Listed equity shares traded (billions)	179.3	68.4
OTC Bulletin Board and Pink Sheet shares traded (billions)	707.0	371.2
Average revenue capture per U.S. equity dollar value traded (bps)	1.5	1.4

Global Markets

During the second quarter of 2009, Global Markets generated total revenues of $310.1 million, compared to $185.6 million in the second quarter of 2008. In the second quarter of 2009, Global Markets reported pre-tax income of $92.9 million, compared to pre-tax income of $64.4 million in the second quarter of 2008. Global Markets had pre-tax margins of 30% in the second quarter of 2009, compared to pre-tax margins of 35% in the second quarter of 2008. Excluding the lease loss benefit of $13.1 million in the second quarter of 2009, Global Markets reported pre-tax income of $79.8 million and a pre-tax margin of 26%.

“In Global Markets, quantitative equity trading, the institutional sales and trading teams covering fixed income and equities, as well as the increasing usage of Knight’s electronic trade execution services helped to fuel the increase in total revenues,” said Mr. Joyce. “We reported a 32 percent increase in U.S. equity dollar value traded during a period of concentrated trading activity in low-priced stocks. Despite ongoing investments to grow and diversify revenues and an increase in execution and clearing costs, we achieved pre-tax operating margins of 26 percent, which exceeded management’s goal of 20 percent across market cycles. We remain committed to providing the highest levels of client service across the electronic and voice services in our hybrid market model.”

Corporate

In the second quarter of 2009, the Corporate segment reported a pre-tax loss of $12.0 million, compared to a pre-tax loss of $7.2 million in the second quarter of 2008.

The company’s corporate investment in the Deephaven funds recognized a pre-tax gain of $0.9 million during the second quarter of 2009, compared to a pre-tax gain of $2.0 million during the second quarter of 2008.

Headcount from continuing operations at the end of June 30, 2009 was 1,046 full-time employees, as compared to 793 full-time employees at the end of June 30, 2008, reflecting personnel additions from acquisitions and new products throughout the year.

“At Knight, our growing global, multi-asset class client offering is the foundation of our strong financial performance,” said Mr. Joyce. “The market share gains are evidence of deepening existing client relationships and adding new clients. In Europe, we continue to invest in our hybrid market model featuring complementary electronic and voice trade execution services. And in the Asia-Pacific region, the institutional sales and trading teams continue to build relationships in equities and fixed income.”

As of June 30, 2009, the company had $363.9 million in cash and cash equivalents as well as a $28.6 million corporate investment in funds formerly managed by Deephaven.

The company had $1.1 billion in stockholders’ equity as of June 30, 2009, equivalent to a book value of $11.97 per diluted share. The company had a book value of $10.42 per diluted share as of June 30, 2008.

During the second quarter of 2009, the company did not repurchase any shares under its $1.0 billion stock repurchase program. To date, the company has repurchased 67.1 million shares for $750.4 million. The company has approximately $249.6 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

Discontinued Operations

In the second quarter of 2009, discontinued operations reported a pre-tax loss of $18.8 million, or $12.5 million, net of tax, which relates to the wind-down of the Asset Management segment. In the second quarter of 2008, discontinued operations reported a pre-tax loss of $7.9 million, or $4.8 million, net of tax. Deephaven was designated a discontinued operation for financial reporting purposes as of the close of business on March 31, 2009.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its second quarter 2009 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, July 22, 2009. To access Knight’s earnings conference call, please dial 888-503-8171 for domestic callers or 719-325-2394 for international callers. When prompted, please enter passcode 9864718. A replay of the second quarter 2009 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, enter passcode 9864718. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for June 2009 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a global capital markets firm that provides market access and trade execution services across multiple asset classes to buy- and sell-side firms. Knight’s hybrid market model features complementary electronic and voice trade execution services in global equities and fixed income as well as foreign exchange, futures and options. The firm is consistently ranked as the leading source of off-exchange liquidity in U.S. equities. Knight also provides capital markets services to corporate issuers. Knight is headquartered in Jersey City, NJ with a growing global presence across North America, Europe and the Asia-Pacific region. For more information, please go to www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company and risks related to the costs and expenses associated with the Company’s exit from the Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

In an effort to provide investors with additional information regarding the Company’s results as determined by Generally Accepted Accounting Principles (“GAAP”), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its pre-tax operating income amounts before lease loss benefits to assist the reader in understanding the impact of these benefits on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$175,797	$98,452	$326,507	$192,752
Net trading revenue	135,405	85,433	234,865	186,950
Interest, net	(1,041)	1,888	(1,638)	5,652
Investment gain (loss) and other, net	3,706	4,019	(513)	(1,584)

Total revenues	313,867	189,792	559,221	383,770

Expenses
Employee compensation and benefits	135,614	67,751	244,801	140,245
Execution and clearance fees	42,432	23,828	71,523	49,052
Payments for order flow	23,047	8,300	40,074	17,226
Communications and data processing	14,281	11,234	28,069	20,700
Depreciation and amortization	8,260	5,955	16,447	11,475
Occupancy and equipment rentals	5,890	5,119	11,251	8,932
Business development	5,093	4,256	9,439	7,867
Professional fees	3,098	4,286	6,000	7,950
Interest expense	974	891	1,955	1,948
Writedown of assets and lease loss accrual, net	(10,695)	(1,872)	(9,996)	(1,872)
Other	4,981	2,725	7,736	2,994

Total expenses	232,975	132,473	427,299	266,517

Income from continuing operations before income taxes	80,892	57,319	131,922	117,253
Income tax expense	32,934	23,064	54,082	47,901

Income from continuing operations, net of tax	47,958	34,255	77,840	69,352
Loss from discontinued operations, net of tax	(12,460)	(4,844)	(32,975)	(7,438)

Net income	$35,498	$29,411	$44,865	$61,914

Basic earnings per share from continuing operations	$0.55	$0.38	$0.89	$0.77

Diluted earnings per share from continuing operations	$0.52	$0.37	$0.85	$0.75

Basic earnings per share from discontinued operations	$(0.14)	$(0.05)	$(0.38)	$(0.08)

Diluted earnings per share from discontinued operations	$(0.13)	$(0.05)	$(0.36)	$(0.08)

Basic earnings per share	$0.41	$0.33	$0.51	$0.69

Diluted earnings per share	$0.39	$0.32	$0.49	$0.67

Shares used in computation of basic earnings per share	87,410	90,215	87,162	90,013

Shares used in computation of diluted earnings per share	92,136	92,637	92,089	92,699

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2009	December 31, 2008
	(In thousands)
ASSETS
Cash and cash equivalents	$363,908	$416,957
Securities owned, held at clearing brokers, at fair value	808,223	476,111
Receivable from brokers and dealers	504,267	341,350
Receivable from discontinued operations	37,175	10,851
Investment in Deephaven funds	28,644	47,152
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	89,624	81,237
Strategic investments	89,277	83,697
Goodwill	232,197	232,197
Intangible assets, less accumulated amortization	82,645	90,477
Deferred compensation investments	44,285	41,637
Assets within discontinued operations	42,007	84,868
Other assets	115,608	118,892

Total assets	$2,437,860	$2,025,426

LIABILITIES & EQUITY
Liabilities
Securities sold, not yet purchased, at fair value	$593,150	$385,003
Payable to brokers and dealers	290,414	98,138
Accrued compensation expense	134,128	171,392
Accrued expenses and other liabilities	106,113	132,369
Liabilities within discontinued operations	70,821	63,988
Long term debt	140,000	140,000

Total liabilities	1,334,626	990,890

Equity
Knight Capital Group, Inc. stockholders’ equity
Class A common stock	1,579	1,544
Additional paid-in capital	684,588	648,716
Retained earnings	1,156,875	1,112,010
Treasury stock, at cost	(740,450)	(734,912)

Total Knight Capital Group, Inc. stockholders’ equity	1,102,592	1,027,358
Noncontrolling interest	642	7,178

Total equity	1,103,234	1,034,536

Total liabilities and equity	$2,437,860	$2,025,426

KNIGHT CAPITAL GROUP, INC.

PRE-TAX OPERATING EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Global Markets
Revenues	$310.1	$185.6	$560.5	$387.7
Operating expenses	230.3	123.0	413.7	246.2

Pre-tax operating earnings	79.8	62.6	146.8	141.5

Corporate
Revenues	3.7	4.2	(1.3)	(4.0)
Operating expenses	15.7	11.4	26.7	22.2

Pre-tax operating earnings	(12.0)	(7.2)	(28.0)	(26.1)

Consolidated
Revenues	313.9	189.8	559.2	383.8
Operating expenses	246.0	134.3	440.4	268.4

Pre-tax operating earnings	$67.8	$55.4	$118.9	$115.4

*	Totals may not add due to rounding.

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF TOTAL GAAP EXPENSES AND PRE-TAX GAAP INCOME TO

OPERATING EXPENSES AND PRE-TAX OPERATING EARNINGS*

Amounts in millions

(Unaudited)

TOTAL GAAP EXPENSES TO OPERATING EXPENSES

	For the three months ended June 30, 2009
	Global Markets	Corporate	Total
TOTAL GAAP EXPENSES	$217.3	$15.7	$233.0
Adjustment:
Lease loss benefit	13.1	—	13.1

OPERATING EXPENSES	$230.3	$15.7	$246.0

	For the three months ended June 30, 2008
	Global Markets	Corporate	Total
TOTAL GAAP EXPENSES	$121.1	$11.4	$132.5
Adjustments:
Lease loss benefit	1.9	—	1.9

OPERATING EXPENSES	$123.0	$11.4	$134.3

PRE-TAX GAAP INCOME TO PRE-TAX OPERATING EARNINGS

	For the three months ended June 30, 2009
	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$92.9	$(12.0)	$80.9
Adjustment:
Lease loss benefit	(13.1)	—	(13.1)

PRE-TAX OPERATING EARNINGS	$79.8	$(12.0)	$67.8

	For the three months ended June 30, 2008
	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$64.4	$(7.2)	$57.3
Adjustments:
Lease loss benefit	(1.9)	—	(1.9)

PRE-TAX OPERATING EARNINGS	$62.6	$(7.2)	$55.4

*	Totals may not add due to rounding.

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF TOTAL GAAP EXPENSES AND PRE-TAX GAAP INCOME TO

OPERATING EXPENSES AND PRE-TAX OPERATING EARNINGS*

Amounts in millions

(Unaudited)

TOTAL GAAP EXPENSES TO OPERATING EXPENSES

	For the six months ended June 30, 2009
	Global Markets	Corporate	Total
TOTAL GAAP EXPENSES	$400.6	$26.7	$427.3
Adjustment:
Lease loss benefit	13.1	—	13.1

OPERATING EXPENSES	$413.7	$26.7	$440.4

	For the six months ended June 30, 2008
	Global Markets	Corporate	Total
TOTAL GAAP EXPENSES	$244.3	$22.2	$266.5
Adjustments:
Lease loss benefit	1.9	—	1.9

OPERATING EXPENSES	$246.2	$22.2	$268.4

PRE-TAX GAAP INCOME TO PRE-TAX OPERATING EARNINGS

	For the six months ended June 30, 2009
	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$159.9	$(28.0)	$131.9
Adjustment:
Lease loss benefit	(13.1)	—	(13.1)

PRE-TAX OPERATING EARNINGS	$146.8	$(28.0)	$118.9

	For the six months ended June 30, 2008
	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$143.4	$(26.1)	$117.3
Adjustments:
Lease loss benefit	(1.9)	—	(1.9)

PRE-TAX OPERATING EARNINGS	$141.5	$(26.1)	$115.4

*	Totals may not add due to rounding.